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                                                                     Exhibit 4.1


                                HADCO CORPORATION

                                 1998 STOCK PLAN

                             AS AMENDED AND RESTATED

                                  MARCH 3, 1999

         1. PURPOSE. The purpose of the Hadco Corporation 1998 Stock Plan (the "Plan") is to encourage valuable employees of Hadco Corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options ("Non-Qualified Options") which do not qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) awards of stock in the Company ("Awards"); and (c) opportunities to make direct purchases of stock in the Company ("Purchases"). Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

         2. ADMINISTRATION OF THE PLAN.

                  A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) relating to compliance with Section 162(m) of the Code, by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of individuals eligible under paragraph 3 to receive Stock Rights) Options, Awards and authorizations to make Purchases shall be granted (each such individual who receives a Stock Right hereunder being referred to as a "Participant"); (ii) determine the time or times at which Options, Awards and authorizations to make Purchases shall be granted; (iii) determine the purchase price of shares subject to each Option or Purchase, which price shall not be less than the minimum price specified in paragraph 6; (iv) determine (subject to paragraph 7) the time or times when each Option or Purchase shall become exercisable and the duration of the exercise period; (v) extend the period during which outstanding Options or


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Purchases may be exercised or made; (vi) determine whether restrictions including, without limitation, repurchase options or forfeiture provisions are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret the Plan and any Stock Right and prescribe, amend and rescind rules and regulations relating to the Plan. If the Committee determines to issue an Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an Incentive Stock Option. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under the Plan shall be final unless otherwise determined by the Board and shall be binding on all interested parties. The Committee may from time to time adopt and amend such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination relating to the Plan or any Stock Right granted under it.

                  B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                  C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

                  D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder


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("Performance-Based Compensation"). Such action may include, in the Board's discretion, each or both of the following: (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), and (ii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Rights or the disposition of Common Stock acquired pursuant to such Stock Rights, to constitute Performance-Based Compensation.

         3. ELIGIBLE EMPLOYEES AND OTHERS. Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee), consultant or advisor of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify such individual from, participation in any other grant of Stock Rights.

         4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $0.05 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000, subject to adjustment as provided in paragraph 12. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or if any shares of Common Stock issued pursuant to a Stock Right shall be forfeited for any reason, the unpurchased or forfeited shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

         No Participant may be granted Stock Rights to acquire, in the aggregate, more than 500,000 shares of Common Stock, subject to adjustment as provided in paragraph 12G, under the Plan during any fiscal year of the Company. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or if any shares of Common Stock issued pursuant to a Stock Right shall be forfeited for any reason, the shares subject to such Stock Right shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such Participant under the Plan.



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         5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after September 15, 1998 and prior to September 14, 2008. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

         6. MINIMUM PRICE.

                  A. PRICE FOR OPTIONS, AWARDS AND PURCHASES. The exercise price per share specified in the agreement relating to each Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may not be less than the fair market value of the Common Stock of the Company on the date of grant.

                  B. DETERMINATION OF FAIR MARKET VALUE. If the Company's Common Stock is actively traded in an established over-the-counter market, the fair market value of such Common Stock shall be the mean between the bid and ask prices quoted in such over-the-counter market at the close of the market on the trading day nearest preceding the date of grant. If such Common Stock is listed on any national exchange, or traded in the Nasdaq National Market, the mean between the high and low sale prices quoted on such exchange or market on the trading day nearest preceding the date of the granting of the Stock Right shall be taken as such fair market value. If the Common Stock is not publicly traded, the fair market value shall be determined from time to time by the Board of Directors.

         7. STOCK RIGHT DURATION. Subject to earlier termination as provided in any Individual Stock Right Agreement, each Stock Right shall expire on the date specified by the Committee, but no more than ten years from the date of grant.

         8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 11, each Option granted under the Plan shall be exercisable as follows:

                  A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                  B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.



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                  C. PARTIAL EXERCISE.Each Option or installment may be
exercised at any time or from time to time, in whole or in part, for a minimum of one hundred (100) shares up to the total number of shares with respect to which it is then exercisable.

                  D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable.

         9. TERMINATION OF STOCK RIGHTS. A Stock Right shall be subject to such termination provisions as specified in any Individual Stock Right Agreement but in no event later than the specified expiration date of the Stock Right.

         10. TRANSFERABILITY. Any Option or right to make a Purchase granted pursuant to this Plan shall not be assignable or transferable except by will or by the laws of descent and distribution or pursuant to a valid domestic relations order. During the lifetime of the Participant, any Stock Right shall be exercisable only by the Participant to whom the Stock Right is granted; any Stock Right granted hereunder shall be null and void and without effect upon the bankruptcy of the Participant to whom the Stock Right is granted, or upon any attempted assignment or transfer, including without limitation, any purported assignment, whether voluntary or by operation of law, sale, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such Stock Right.

         11. TERMS AND CONDITIONS OF STOCK RIGHTS. Stock Rights shall be evidenced by written instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in this Plan and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Stock Rights or grant of Awards. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         12. ADJUSTMENTS. Upon the occurrence of any of the following events, a Participant's rights with respect to Stock Rights granted to such Participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Individual Stock Right Agreement between the Participant and the Company.

                  A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the



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Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                  B. CONSOLIDATIONS OR MERGERS. Upon any sale of all or substantially all of the assets of the Company, or upon any merger, consolidation or tender offer in respect of which the stockholders holding all of the Company's outstanding voting securities immediately prior to the consummation thereof hold less than 50% of all of the Company's outstanding voting securities immediately after such consummation (each of the foregoing sale, merger, consolidation or tender offer hereinafter called an "Acquisition"), then: (i) the date upon which all then outstanding Stock Rights granted under this Plan become fully vested and exercisable shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition; provided, however, that any such then outstanding Stock Rights which are not thereupon exercised in full immediately prior to the consummation of such Acquisition shall thereupon terminate, and (ii) the date(s) upon which all then outstanding repurchase, forfeiture or other similar restrictions, if any, (but not any securities law restrictions which may apply to such stock or its disposition) on shares of stock subject to Stock Rights or granted pursuant to an Award shall lapse shall be automatically accelerated to occur immediately prior to the consummation of such Acquisition.

                  C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities as determined under the terms of the recapitalization or reorganization he or she would have then received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

                  D. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  E. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. No



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adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                  F. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

                  G. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan as well as the per-Participant grant limit set forth in paragraph 4 shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 12 and, subject to paragraph 2, its determination shall be conclusive and shall be binding on all interested parties.

         13. EXERCISE OF STOCK RIGHT. Subject to the terms and conditions of this Plan and any Individual Stock Right Agreement, a Stock Right granted hereunder shall be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to Treasurer, Hadco Corporation, 12A Manor Parkway, Salem, New Hampshire 03079, stating the number of shares with respect to which the Stock Right is being exercised, accompanied by payment in full for such shares, which payment may be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Stock Right and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Participant's direction at the time of exercise, or
(d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the shares then purchasable by the person or persons exercising the Stock Right, if fewer than one hundred (100) shares. A copy of such notice shall be provided to Hamilton & Dahmen, LLP, 73 Tremont Street, Boston, Massachusetts 02108, or to such other counsel as the Company may hereafter designate, and to the Bank of Boston, Shareholder Services Division, Post Office Box 644, Boston, Massachusetts 02102, or to such other Stock Transfer Agent as the Company may hereafter designate. The Transfer Agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the Stock Right, shall register the Participant as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares



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to be delivered to the Participant as soon as practicable after payment of the purchase price in full. The holder of a Stock Right shall not have any rights as a shareholder with respect to the shares covered by the Stock Right, except to the extent that one or more certificates for such shares shall be issued upon the due exercise of the Stock Right or the grant of an Award.

         14. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of Section 13 of the Plan, the Company shall have no obligation to issue or deliver any certificate or certificates upon exercise of a Stock Right or the grant of an Award or to remove restrictions from shares previously delivered under the Plan until the following applicable conditions shall be satisfied in the judgment of the Company:

                  (i) the shares with respect to which the Stock Right has been exercised or the grant of an Award has been made are at the time of the issue of such shares effectively registered under applicable Federal and State securities acts as now in force or hereafter amended;

                  (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and State securities acts as now in force or hereafter amended;

                  (iii) all conditions of the Stock Right have been met or removed to the satisfaction of the Company; or

                  (iv) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations;

and until the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed. The Company may place appropriate legends on shares of stock subject to Stock Rights in accordance with applicable securities law rules and regulations and to evidence any restrictions placed on such stock.

         The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any Stock Right may be exercised or Award made.



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         Any stock purchased or granted under the Plan prior to shareholder approval of the Plan, in addition to any restrictions set forth in the Individual Stock Right Agreement, may not be sold, assigned, mortgaged, transferred, pledged, hypothecated or encumbered in any way and will be held in escrow by the Company until shareholder approval for the Plan is obtained, and if such shareholder approval is not obtained by June 12, 1999, the purchase or grant of such stock, any Stock Right granted hereunder and this Plan will be automatically rescinded and the purchase price returned to purchasing Participants without interest.

         15. REPRESENTATIONS OF PARTICIPANT. The Company may require the Participant to deliver such written warranties and representations upon exercise of the Stock Right or the grant of an Award that the Company deems reasonable or necessary, including without limitation a representation that a purchase of shares under the Stock Right is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

         16. MODIFICATION OF OUTSTANDING STOCK RIGHTS. The Committee or the Board of Directors may accelerate the exercisability of any outstanding Stock Right, may accelerate the lapse of, or terminate, some or all restrictions on Common Stock subject to a Stock Right, and may authorize changes to any outstanding Stock Right with the consent of the Participant (including, without limitation, to extend the term of a Stock Right upon termination of employment to a date not later than ten (10) years from the original grant date) when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

         17. APPROVAL OF STOCKHOLDERS. The Plan shall be subject to approval by the affirmative vote of stockholders holding at least a majority of the voting stock of the Company voting in person or by proxy at or by June 12, 1999, and the Plan shall take effect as of the date of adoption immediately upon such approval.

         18. TERM, TERMINATION AND AMENDMENT OF PLAN. The Plan shall expire at the end of the business day on September 14, 2008 (except as to Stock Rights outstanding on that date). The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in Section 12 the Board may not, without approval of the stockholders of the Company obtained in the manner stated in Section 17 (i) increase the maximum number of shares for which Stock Rights may be granted under the Plan, or (ii) extend the expiration date of the Plan. Termination or any modification or amendment of the Plan shall not, without consent of a Participant, alter or impair his or her rights under a Stock Right previously granted to him or her.



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         19. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Stock Rights authorized under the Plan shall be used for general corporate purposes.

         20. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon any exercise of any Stock Right or the vesting or transfer of restricted stock or securities acquired on the exercise of a Stock Right hereunder, or the making of a distribution or other payment with respect to such stock or securities, or the purchase or award of any stock, the Company may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Committee in its discretion may condition (i) the exercise or grant of a Stock Right, or
(ii) the vesting or transferability of restricted stock or securities acquired by the grant of or the exercise of a Stock Right, on the Participant's making satisfactory arrangement for such withholding. Such arrangement may include payment by the Participant in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the Participant's delivery of previously held shares of Common Stock or the withholding of shares from the shares of Common Stock otherwise deliverable upon exercise or grant of a Stock Right, with such shares in each case having an aggregate fair market value (as determined by the Board) equal to the amount of such withholding taxes. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         21. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. Nothing in the Plan nor any grant of any Stock Right shall be deemed or construed to give any Participant the right to be retained in employment or the service of the Company or any Related Corporation for any period of time. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Stock Right.

         22. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         23. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may then be organized.


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         24. REPRICING. Without the prior approval of the Company's stockholders obtained in the manner stated in section 17, Options issued under the plan will not be repriced, replaced or regranted through cancellation or by lowering the Option exercise price of a previously granted Option.